Exhibit 23.2

Consent Of Independent Registered

Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-226130, 333-211788, 333-239476, 333-266118 and 333-289382) and Form S-3 (File No. 333-272806) of our report dated March 7, 2024 relating to the consolidated financial statements of Medallion Financial Corp. and subsidiaries for the year ended December 31, 2023; which appear in the Annual Report on Form 10-K of Medallion Financial Corp. for the year ended December 31, 2025.

/s/ Mazars USA LLP

New York, New York

March 10, 2026